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  COMMISSION


                                                                   EXHIBIT 10.11

                  DISTRIBUTION, DEVELOPMENT & SUPPLY AGREEMENT

        This Distribution, Development & Supply Agreement (this "Agreement"), dated and effective as of August 6, 2001 (the "Effective Date"), is entered into by and between LUMINEX CORPORATION, a Delaware corporation with principal offices at 12212 Technology Boulevard, Austin, Texas 78727 ("LUMINEX"), and MIRAIBIO, INC., a California corporation with principal offices at 1201 Harbor Bay Parkway, Suite 150, Alameda, California 94502 ("Mirai").

                                   BACKGROUND

        A. LUMINEX has developed Beads for detection and quantification of analytes, either singly or in multiplexed (multiple analytes simultaneously) form and Luminex Systems for use with such Beads.

        B. MIRAI provides innovative integrated instrumentation, software and reagent systems to facilitate scientific research and discovery to its customers.

        C. The parties desire that MIRAI distribute Luminex Systems [___]* and offer service contracts for purchasers, who are customers of MIRAI and its distributors, of the Luminex Systems.

        D. The parties desire that MIRAI develop and distribute Kits incorporating Tests for use within certain Fields.

        E. The parties desire that MIRAI appoint third party Kit manufacturers in the territory defined in Section 1.6 below.

        F. The parties previously entered into that certain Distribution Agreement dated as of August 4, 2000 (the "Prior Agreement"), and desire to supercede and replace the Prior Agreement in its entirety with this Agreement.

        NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

                                   ARTICLE 1
                                   DEFINITIONS

        1.1 "Affiliate" means any entity that directly or indirectly owns, is owned by or is under common ownership with a party hereto, where "owns" or "ownership" means direct or indirect possession and/or control of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity; provided, that the term "Affiliate" shall not include Hitachi, Ltd. or any subsidiary of Hitachi Ltd. (unless such subsidiary is also a subsidiary of Hitachi Software Engineering Co., Ltd.).

        1.2 "Beads" means LUMINEX's standard fluorescently-dyed microsphere beads supplied by LUMINEX for use with Luminex Systems and other bead products, in each case as


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made available by LUMINEX generally to customers. Notwithstanding the foregoing,
"Beads" shall not include any beads that include or incorporate any intellectual property rights of one or more third parties.

        1.3    "[___]* Instrument Territory" means [___]*.

        1.4 "Bead Specifications" means the specifications for the Beads as designated by LUMINEX from time to time in writing.

        1.5 "Diagnostic Fields" means the diagnostic fields set forth in Exhibit F.

        1.6 "Diagnostic Kit Territory" means (i) prior to January 1, 2004, [__]*, and (ii) thereafter, for each of MIRAI and each Kit Subdistributor, on a Diagnostic Field by Diagnostic Field basis, each country into which MIRAI or such Kit Distributor shall have sold an Eligible Kit within the Diagnostic Field prior to the second anniversary of the Effective Date; provided, however that the [___]*

1.7 "Eligible Kits" means (i) any Kit developed by MIRAI or its Affiliates or Third Party Kit Distributors ("Developed Kits") in compliance with the terms and conditions of this Agreement, and (ii) any other Kit LUMINEX chooses at its sole option to make available to MIRAI or Third Party Kit Developers for resale.

        1.8 "End User" shall mean (i) a [___]* consumer of [_____]* Luminex Systems that obtains: (a) [_____]* solely for internal use or for use with Kits manufactured by LUMINEX, MIRAI, any Subdistributor or other third party duly authorized to develop and manufacture Kits, or (b) Luminex Systems for use with [_____]* for internal use or for use with Kits manufactured by LUMINEX, MIRAI, any Subdistributor or other third party duly authorized to develop and manufacture Kits, and in neither clause (a) nor (b) for the purpose(s) of [_____]*, and (ii) a purchaser or consumer of Kits that obtains Kits for the purpose of generating Test results on behalf of itself or third parties and not for the purpose of re-selling the Kit(s).

1.9    "Fields" shall mean the Diagnostic Fields and the Research Field.

1.10 "Included Software" means all software that manipulates, organizes, compiles, captures, or similarly processes data, from the point of data entry into the Luminex System to the point of data output from the Luminex System, including without limitation, digital signal processing software, data acquisition software, instrument calibration operations software, instrument control firmware, graphical user interface software components, and print formatting software features. Also included in this definition of "Included Software" is all software code exposed to MIRAI through any interface.

1.11 "Intellectual Property Rights" means (i) patent claims to the extent such claims cover only an apparatus or composition of matter, and not a method or process; and (ii) copyrights.


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1.12    "Kit" means the combination of (i) Beads conjugated to biological reactants, (ii) standards, and/or (iii) other ancillary materials (e.g., buffers) required for performance of Tests.

1.13 "Luminex Systems" means any laser-based fluorescent analytical test system made available by LUMINEX generally to its customers, consisting of LUMINEX's analyzer instrumentation and the Software, with or without off-the-shelf computer components (selection of off-the-shelf computer components to be by LUMINEX).

1.14 "Luminex System Specifications" means the specifications for a Luminex System as designated by LUMINEX from time to time in writing.

1.15 "MIRAI Improvement Patents" means patents claiming inventions comprising modifications, extensions or enhancements conceived or reduced to practice by MIRAI to the Beads or Luminex Systems or portions thereof (including, without limitation, Included Software) or to the manufacture or use of the Beads, Luminex Systems or portions thereof (including, without limitation, Included Software). "MIRAI Improvement Patents" specifically excludes patent claims conceived and reduced to practice by MIRAI consisting of methods of sample preparation, methods of conjugating Beads to analytes, the composition of matter of the specific chemistries of the assays developed by MIRAI, and methods of performing the assays (i.e., the protocol for the assay).

1.16 "Multiplexed Bead Assays" means a number of assays derived from the use of microsphere beads with said assays determined simultaneously on a single sample.

1.17 "Net Sales" means the total amounts invoiced to (or other value received from) End Users, Subdistributors or other third parties with respect to the sale or any other provision of Kits or Tests, less all (i) volume discounts, rebates and returns; (ii) customs duties, taxes (e.g., sales, excise, withholding, and value-added taxes) other than taxes based upon MIRAI's income; and (iii) freight, insurance and other direct shipment expenses.

1.18    "Research Field" means use of Kits by customers for Research Use only.

1.19    "Research Kit Territory" means [__]*.

1.20 "Research Use" means use by customers who determine for themselves that they are authorized to purchase and use products sold under a use label stating "For Research Use Only - Not for Therapeutic or Clinical Use in Humans or Animals" or a substantially equivalent use restriction or labeling regime under applicable laws outside the U.S., but in all events excluding laboratory testing to provide clinical diagnostic results to patients and medical professionals for the purpose of providing information for the treatment and diagnosis of disease.

1.21 "Software" means the Included Software in machine executable object code format and Updates thereto, in each case that are made available by LUMINEX generally to its customers as part of the Luminex Systems.

1.22 "Territories" means the [_____]* and Instrument Territory, the Diagnostic Kit Territory and the Research Kit Territory. For the avoidance of doubt, the distribution rights of MIRAI and its Subdistributors in the Diagnostic Kit Territory (as provided in Section 1.6) shall be restricted to


                                       3
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End Users residing within the Diagnostic Kit Territory and End Users in the
Diagnostic Kit Territory may not acquire Kits with a view towards moving, selling or otherwise transferring Kits outside the Diagnostic Kit Territory. [__]*

1.23 "Test" means a single use of Beads in the detection or quantification of an analyte within the Fields for an application within the Fields.

1.24 "Updates" means error corrections and bug fixes to the Software, hardware and firmware that LUMINEX makes available generally to its customers free of charge.

                                   ARTICLE 2
                        DEVELOPMENT AND COMMERCIALIZATION

        2.1    Acquisition of Development and Distribution Rights; Development.

               (a) MIRAI will acquire credits for the acquisition of rights to develop and distribute Kits and perform Tests in any of the Fields listed in Exhibit F ("Field Credits") through the purchase by MIRAI, its Affiliates or Kit Subdistributors of Luminex Systems. For each purchase of [__]*Luminex 100 System (including all peripheral components, which, as of the Effective Date, consist of the Luminex XY Platform and Luminex SD), MIRAI will receive [__]* Field Credit, and for each purchase of [__]* Luminex HTS, MIRAI will receive [__]* Field Credits. Field Credits for other Luminex Systems will be determined by LUMINEX by reference to the relative purchase price of such Luminex Systems as compared to the Luminex 100 System (including all peripheral component). LUMINEX will keep records of the unused Field Credits held by MIRAI. Upon the request of MIRAI, LUMINEX will provide MIRAI with a report showing the amount of earned, used and unused Field Credits. Field Credits shall not be deemed to be earned until MIRAI has paid in full the purchase price of the Luminex Systems to which such Field Credits relate.

               (b) MIRAI may acquire the right to develop and distribute Kits or perform Tests with respect to any Field upon MIRAI's designation of [__]* Field Credits for such purpose. For example, to acquire development and distribution rights with respect to any one Diagnostic Field, MIRAI shall be required to designate [__]* Field Credits for such purpose separate and apart from any Field Credits used to obtain development and distribution rights with respect to the Research Field or any other Diagnostic Field.

               (c) In order to designate Field Credits to acquire the development and distribution rights provided for above, MIRAI shall give LUMINEX written notification of such designation, together with a description of the specific rights it intends to acquire (e.g., Research Field, specific Diagnostic Field(s), etc.) and shall transmit a copy of same to LUMINEX's address for notices set forth in Section 12.5 of this Agreement. Once MIRAI has designated a Field Credit, such Field Credit shall no longer be available for use.

               (d) MIRAI shall be responsible, at its expense, for all Kit design and development under this Agreement. LUMINEX shall have no obligation to develop any Kit or supply any Kit to MIRAI. Except as expressly provided in
Section 2.5, MIRAI's Kit development and distribution rights under this Agreement are nonexclusive. Subject to all terms and conditions of this Agreement, LUMINEX grants to MIRAI a personal, nontransferable


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immunity from suit under LUMINEX's intellectual property, with respect to the design and development of Kits and Tests herein contemplated, provided that Kits and Tests are designed, developed and sold solely for use in the Fields and in the applicable Territories and subject to the End User restrictions set forth in
Section 3.5 below. This immunity shall not apply to any misappropriation of trade secrets caused by a breach of the confidentiality provisions of this Agreement.

2.2     Luminex Cooperation; Contract Manufacturing.

               (a) LUMINEX will cooperate with MIRAI, at MIRAI's expense, to the extent LUMINEX's participation is necessary for MIRAI to obtain regulatory approval for the Kits and Tests for use, sales, marketing and distribution within the applicable Fields and in the applicable Territories. LUMINEX will make available to MIRAI without charge such tangible written information in LUMINEX's possession and control as is necessary to obtain regulatory approval for the Kits and Tests, it being understood that LUMINEX shall not be required to perform any tests or studies required for regulatory approval. Notwithstanding the foregoing, LUMINEX shall have no duty of cooperation with respect to its confidential information unless the regulatory authority in question provides for the protection of such confidential information from disclosure in a manner substantially similar to that provided by the United States Food and Drug Administration.

               (b) At its sole option, LUMINEX may, at MIRAI's request and on the terms acceptable to both parties, conduct initial feasibility studies and/or contract manufacturing for MIRAI. In addition, MIRAI shall have the right to contract with third parties to manufacture Kits on behalf of MIRAI; provided, that MIRAI (i) shall enter into an agreement with each such third party obligating each such third party to the obligations of MIRAI under this Agreement and (ii) shall indemnify LUMINEX for all damages and losses incurred by LUMINEX that relate to the breach of such obligations by any such third party.

        2.3 Progress Reports. MIRAI shall keep LUMINEX reasonably informed as to the progress of the activities undertaken pursuant to this Article 2.

2.4 Kit Subdistributors. MIRAI, Hitachi Software Engineering Co., Ltd. ("HSW") and DNA Chip Research Inc. ("DNACR"), as agents for MIRAI, shall have the right to appoint Subdistributors with respect to the development and sale of Kits and Tests pursuant to Section 3.6 hereof (sometimes herein called "Kit Subdistributors") subject, however, to the following additional terms and conditions:

               (a) Each Kit Subdistributor must (i) have its principal executive offices and (ii) have more than 75% of its operations (measured by sales) [__]*. MIRAI shall, upon request, provide LUMINEX with substantiation of each proposed Kit Subdistributor's compliance with this condition.

               (b) MIRAI must designate [__]* Field Credits for each discreet Field in which such Kit Subdistributor wishes to be granted development and distribution rights.

               (c) MIRAI shall enter into a subdistribution agreement with each Kit Subdistributor which shall obligate such Kit Subdistributor to the obligations of MIRAI under


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this Agreement, including, without limitation, the indemnification, intellectual property grant back and confidentiality terms and conditions contained herein.

               (d) MIRAI shall notify LUMINEX of the appointment of each Kit Subdistributor and provide LUMINEX with such other information regarding the progress and performance of such Kit Subdistributor as LUMINEX may from time to time reasonably request.

               (e) Each Kit Subdistributor shall be responsible, at its expense, for all Kit design and development under this Agreement. LUMINEX shall have no obligation to develop any Kit or supply any Kit to any Kit Subdistributor. Each Kit Subdistributor's Kit development and distribution rights under this Agreement are nonexclusive. Subject to all terms and conditions of this Agreement, LUMINEX grants to each Kit Subdistributor a personal, nontransferable immunity from suit under LUMINEX's intellectual property, with respect to the design and development of Kits and Tests herein contemplated, provided that Kits and Tests are designed, developed and sold solely for use in the Fields and in the applicable Territories and subject to the End User restrictions set forth in Section 3.5 below. This immunity shall not apply to any misappropriation of trade secrets caused by a breach of the confidentiality provisions of this Agreement.

2.5     Protected Distributorship.

        (a) Subject to (i) MIRAI complying with the terms and conditions of this Agreement and (ii) MIRAI continuing to meet the minimum sales requirements set forth on Exhibit C, LUMINEX agrees not to [__]*. If MIRAI fails, in any calendar year, to fulfill the minimum purchase requirements set forth on Exhibit C, the Protected Distributorship will be deemed to have expired as of the end of such year.

               (b) MIRAI shall not represent that it is entitled to the Protected Distributorship at any time following the expiration of the Protected Distributorship.

        (c) MIRAI understands and agrees that entities other than [__]* Entities, or their subsidiaries or affiliates (which may or may not be located [__]*), may now, or in the future, have or acquire permission or rights from LUMINEX to distribute Luminex Systems [__]*. MIRAI further agrees that it shall distribute Luminex Systems on the same terms and conditions as it distributes Luminex Systems to its regular customers, to (or on behalf of) Kit makers which have their principal operations [__]* and to the customers of such Kit makers.

               (d) During the period of the Protected Distributorship, LUMINEX shall not [__]* for its own account; provided, however, that if MIRAI or any of its Subdistributors offer or sell [_____]* at a price greater than 250% of the then effective United States list price for [_____]*, then LUMINEX shall have the right to market, distribute and sell [_____]*. Notwithstanding the foregoing, such right shall not exist until LUMINEX becomes aware of and notifies MIRAI of [____]* in excess of such price, and allows MIRAI thirty (30) days to cure after each such notification.


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               (e)    Notwithstanding anything to the contrary contained
herein, in the event that MIRAI or any of its Affiliates manufacture, market, sell or otherwise distribute any materials, technologies or products, other than Luminex Systems, [___]* and Kits, that are used in performing Multiplexed Bead Assays, the Protected Distributorship shall immediately terminate.

                                   ARTICLE 3
                                  DISTRIBUTION

3.1 Appointment, Covenant Not to Sue. Subject to the terms and conditions of this Agreement, LUMINEX appoints MIRAI as a distributor (i) in the [__]* and Instrument Territory of (a) Luminex Systems and (b) [__]*, (ii) in the Research Kit Territory of Eligible Kits and Tests designed and sold solely for use in the Research Field, and (iii) in the Diagnostic Kit Territory of Eligible Kits and Tests designed and sold solely for use in a Diagnostic Field. Subject to the terms and conditions of this Agreement, LUMINEX grants to MIRAI, Subdistributors and Kit Subdistributors a personal, nontransferable immunity from suit under LUMINEX's Intellectual Property Rights, with respect to the re-sale of Luminex Systems [__]* and the sale of Eligible Kits and Tests; provided that [__]*, Luminex Systems and Eligible Kits are sold only to End Users and Subdistributors who ultimately sell to End Users, and further provided that Eligible Kits and Tests are designed and sold solely for use in the applicable Fields and the applicable Territories, and further provided that [__]*, Luminex Systems and Eligible Kits are sold subject to the applicable end user restrictions referred to in Section 3.5 below. MIRAI will notify LUMINEX upon becoming aware that any third party has used or intends to use (i) the Luminex System or Kits with microspheres other than the Beads or with Kits not authorized by LUMINEX, (ii) the Luminex Systems, Beads or Kits outside the Field(s) granted to that customer by LUMINEX under a prior agreement, (iii) the Beads for any use other than laboratory research applications (provided, that MIRAI and its Subdistributors also may sell Beads to Kit Subdistributors for utilization in Kits developed by such Kit Subdistributors), or (iv) the Beads in any manner except in conjunction with a LUMINEX System or a Kit and, upon the request of LUMINEX, cease providing Luminex Systems and Beads to any such third party. LUMINEX agrees to grant to End User customers of MIRAI [___]* pursuant to the then current End User licenses referred to in Section 3.5 below. It is understood and agreed that except as expressly provided in this Section 3.1 above, in Section 2.1 and
Article 9 hereof, no rights or licenses under LUMINEX's intellectual property are granted hereunder nor shall any such rights or licenses be implied from the terms hereof. The parties further acknowledge and agree that the covenant not to sue set forth in Section 2.1 and this Section 3.1 above shall not imply that purchasers of the Luminex Systems, [___]*, Kits or Tests from MIRAI or any Subdistributor or Kit Subdistributor obtain any rights under LUMINEX's patents and Software. Rather, LUMINEX will grant End Users the right under LUMINEX's patents and Software to use the Luminex Systems with third party Kits [_____]* pursuant to the then current End User licenses referred to in Section 3.5 below only when such Kits [_____]* are purchased by the End User.


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3.2     Reservation of Rights. The use by MIRAI of any of LUMINEX's intellectual property is authorized only for the purposes herein set forth and upon termination of this Agreement for any reason such authorization will cease. Except as otherwise expressly provided in Section 2.5, nothing in this Agreement shall be deemed to restrict LUMINEX's right to exploit Beads, Kits or Luminex Systems in any Field and in any geographic location. Neither MIRAI nor its Subdistributors, Kit Subdistributors or customers shall receive any license or rights under LUMINEX's intellectual property by virtue of their [___]*, Kits or Luminex Systems other than as expressly set forth herein. MIRAI shall not remove, alter, cover or obfuscate any patent markings, copyright notices or other proprietary rights notices placed on or embedded in Beads, Kits, Software, Luminex Systems or packaging or documentation relating thereto. MIRAI shall mark all Luminex Systems, [___]* Kits sold or otherwise distributed under this Agreement in accordance with the applicable statutes and regulations relating to patent marking of the United States and all other countries in which Luminex Systems, Beads or Kits are sold in the manner specified from time to time by LUMINEX. LUMINEX shall provide information for marking Luminex Systems, Beads and Kits as required by this Section 3.2 above.

3.3 No Right to Manufacture or Modify. The Software is licensed, and Kits, Beads and non-Software portions of the Luminex Systems are sold, subject in every case with the condition that such transfer does not convey any license, expressly or by implication, to manufacture, reconstruct, modify (except as permitted in Section 3.4), duplicate or otherwise copy or reproduce any of the Kits, Beads, Software or the Luminex Systems, except as permitted in Article 2 with respect to the Kits. MIRAI shall not alter, modify (except as permitted in Section 3.4), adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble, or attempt to derive computer source code from any Luminex System, Kits, Beads or Software, except as permitted in Article 2 with respect to Kits. MIRAI will notify LUMINEX immediately upon MIRAI's becoming aware that MIRAI or any third party has engaged in any of the foregoing prohibited activities and, if so directed by LUMINEX, shall cease selling Luminex Systems, [___]* Kits to any such person or entity. MIRAI further agrees that the Beads and a Luminex System comprise a single system and LUMINEX does not authorize use of Luminex Systems with microspheres other than the Beads authorized by LUMINEX.

3.4     Software Modules and Upgrades.

               (a) Notwithstanding Section 3.3, MIRAI shall have the right to sell the Luminex Systems with software modules developed by MIRAI. LUMINEX acknowledges and agrees that MIRAI has and shall retain all title and ownership rights to any such software modules, including all patent rights, copyrights, trade secrets, trademarks, and proprietary information. MIRAI hereby grants to LUMINEX a personal, nontransferable, perpetual, royalty free, fully paid-up license to use such software modules for internal purposes only. To the extent that LUMINEX provides MIRAI with access to any source code to the Software (in order to permit MIRAI to achieve interoperability with the Luminex System or to permit MIRAI to develop software modules that are intended to interface with the Software or otherwise), such source code shall be deemed Confidential Information and MIRAI shall return the same to LUMINEX promptly upon request.

               (b) LUMINEX will provide MIRAI with Upgrades and new versions of Software that LUMINEX generally provides without charge to its customers.




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3.5     End User Restrictions. MIRAI shall include a copy of the then current applicable End User Kit and Software license agreements, labels and terms and conditions, a copy of which, current as of the Effective Date, is attached hereto as Exhibit A (collectively, the "End User


Licenses and Terms and Conditions") with each Kit, [__]* or Luminex System, as applicable, shipped to a customer or End User by or for MIRAI. MIRAI shall further include the End User Licenses and Terms and Conditions on every Luminex System, Kit and [__]* in the manner prescribed by LUMINEX. LUMINEX shall have the right to change such End User Licenses and Terms and Conditions on 30 days advance written notice to MIRAI. MIRAI shall use commercially reasonable efforts to document sales of Kits, [__]* and Luminex Systems in such a manner as to legally bind such customers and End Users to the End User Licenses and Terms and Conditions.

3.6 Subdistributors. Subject to all the terms and conditions herein, each of MIRAI, HSW and DNACR, as agents for MIRAI, may appoint Kit Subdistributors to
(i) develop and sell Kits and Tests in accordance with the provisions of Article 2 (including, without limitation, the Territory and Field limitations provided for therein) and this Article 3, and (ii) sell Luminex Systems [__]* in accordance with the provisions of this Article 3 (such subdistributors in clauses (i) and (ii) (including any Kit Subdistributors) being referred to collectively herein as "Subdistributors"); provided, that MIRAI shall (i) take such action as shall be reasonably necessary to advise each such Subdistributor of MIRAI's confidentiality and intellectual property obligations under this Agreement, (ii) use reasonable commercial efforts to include in any agreement or contract with such Subdistributors terms and conditions substantially similar to those set forth in this Agreement and a provision expressly making LUMINEX a third-party beneficiary of such agreement or contract, (iii) be liable for any breach by such Subdistributors of this Agreement (as if such Subdistributors were parties to this Agreement), for any violation of applicable laws or regulations by such Subdistributors and for any improper use, infringement or misappropriation of LUMINEX's intellectual property by such Subdistributors, and
(iv) indemnify and hold LUMINEX harmless from and against any claims, causes of action, costs, losses or liabilities incurred by LUMINEX as a result of any such breach, violation, improper use, infringement or misappropriation. LUMINEX agrees to pursue an indemnification claim against MIRAI prior to pursuing remedies against any Subdistribution. Except as expressly provided in this
Section 3.6 and Section 12.4, neither MIRAI, HSW nor DNACR shall have any right to assign or sublicense its rights or appoint subdistributors hereunder.

3.7 To LUMINEX. MIRAI hereby grants to LUMINEX a nonexclusive, perpetual worldwide, unrestricted license, with the right to grant and authorize sublicenses, under MIRAI Improvement Patents, to make, have made, use, import, offer for sale and sell any and all products and components; exploit any and all method or process; and otherwise exploit the MIRAI Improvement Patents for all purposes. Such license shall be deemed royalty-free and fully paid-up. Without limiting the foregoing provisions of this Section 3.7, LUMINEX agrees to work cooperatively with MIRAI to restrict the use of any MIRAI trade secrets relating to hardware or software improvements, if any, made by MIRAI with respect to the Luminex System.


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        3.8    Marketing and Distribution of Eligible Kits. MIRAI shall use commercially reasonable efforts to market and distribute (or cause to be marketed and distributed through Subdistributors) [__]* all Eligible Kits made available to it by LUMINEX or any third party having rights to develop Eligible Kits.

        3.9    [__]*

                                   ARTICLE 4
                          SUPPLY, PRICING AND ROYALTIES

        4.1 Supply and Use of Luminex Systems and Beads. Subject to the terms and conditions of this Agreement, MIRAI agrees to purchase from LUMINEX, and LUMINEX agrees to use reasonable, diligent efforts to supply to MIRAI, MIRAI's requirements of Beads and Luminex Systems.

        4.2 Orders. MIRAI's orders shall be made pursuant to MIRAI's standard purchase order, and shall provide for shipment in accordance with LUMINEX's standard lead times, currently six to eight weeks, then in effect. For quantities of Luminex 100 Systems and Beads conforming to Forecasts, LUMINEX will use its reasonable commercial efforts to ship such quantities within two
(2) weeks from receipt of the order. ANY TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT OR SIMILAR STANDARDIZED FORM GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT WHICH CONFLICT OR ARE INCONSISTENT WITH THE TERMS OF THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED. FOR THE AVOIDANCE OF DOUBT, SUCH TERMS SHALL BE EXCLUDED NOTWITHSTANDING THE FACT THAT ANY SUCH PURCHASE ORDER, ACKNOWLEDGEMENT OR SIMILAR STANDARDIZED FORM MAY (1) HAVE COME INTO EXISTENCE AFTER THE EFFECTIVE DATE OF THIS AGREEMENT, OR (2) CONTAIN AN "INTEGRATION CLAUSE" OR SIMILAR LANGUAGE INDICATING THAT SUCH DOCUMENT SUPERCEDES AND/OR AMENDS ALL PRIOR DOCUMENTS AND AGREEMENTS.

        4.3 Delivery. With respect to exact shipping dates, LUMINEX shall use its reasonable efforts to ship quantities of Beads and Luminex Systems in accordance with purchase orders submitted and accepted in accordance with
Section 4.2 above. All Beads and Luminex Systems supplied pursuant to the terms of this Agreement shall be suitably packed for shipment by LUMINEX and marked for shipment to the MIRAI facility or other delivery point indicated in the MIRAI purchase order. All Beads and Luminex Systems will be shipped F.O.B. (U.C.C.) the shipping point designated by LUMINEX. The carrier shall be selected by agreement between LUMINEX and MIRAI, provided that in the event no such agreement is reached, LUMINEX shall select the carrier. All shipping and insurance costs, as well as any special packaging expenses, shall be paid by MIRAI.

        4.4 Acceptance. All shipments and all shipping and other charges shall be deemed correct unless LUMINEX receives from MIRAI, no later than the later of (i) [__]* of the Luminex System at the customer site of a given shipment or (ii) [__]* from shipment of such Luminex System to MIRAI by LUMINEX, a written notice specifying the

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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
COMMISSION.

shipment, the purchase order number, and the nature of the discrepancy between the order and the shipment or the nature of the discrepancy in the shipping or other charges, as applicable. LUMINEX agrees to replace, at no additional expense to MIRAI, any Beads and Luminex Systems which fail to conform in any material respect (i.e., provide substantially the same functionality) to the Bead Specifications or Luminex System Specifications, respectively, with Beads and Luminex Systems which conform to the Bead Specifications or the applicable Luminex System Specifications, respectively. LUMINEX may analyze any Beads and Luminex Systems rejected by MIRAI for nonconformity and if it is objectively established that the Beads and Luminex Systems were conforming in all material respects, then MIRAI shall be responsible for payment for such Beads and Luminex Systems. MIRAI shall, at LUMINEX's option, return to LUMINEX or destroy, and provide written certification of destruction, all Beads which do not conform in all material respects to the then current, published Bead Specifications, and MIRAI shall return to LUMINEX all Luminex Systems which do not conform in all material respects to the then current, published applicable Luminex System Specifications. All returns shall be in accordance with LUMINEX's written instructions and shall be at LUMINEX's expense if the Beads and Luminex System are confirmed by LUMINEX as not conforming in all material respects to the then current, published applicable Luminex System Specifications.

4.5     Pricing and Royalties.

               (a) Bead Pricing. MIRAI shall pay LUMINEX [__]* of the then effective full list price for Beads purchased by MIRAI (the "Bead Prices").

               (b) Luminex System Pricing. MIRAI shall pay to LUMINEX [__]* of the then effective full list price for each Luminex System (collectively, the "System Price"), except that if MIRAI earns [__]* Field Credits during a calendar year, LUMINEX will refund to MIRAI [__]* of the LUMINEX list price paid by MIRAI for each Luminex Systems sold during that calendar year.

               (c) Direct Royalties. MIRAI shall pay to LUMINEX a royalty ("Direct Royalties") equal to [__]* of Net Sales generated from MIRAI's sale of Kits and Tests.

               (d) Indirect Royalties. Each Kit Subdistributor shall pay to MIRAI a royalty ("Subdistributor Royalties") measured as a percentage of Net Sales generated from such Kit Subdistributor's sale of Kits and Tests. MIRAI shall pay to LUMINEX a royalty ("Indirect Royalties") equal to the greater of
(i) [__]* of the Subdistributor Royalties or (ii) [__]* of the Net Sales generated from such Kit Subdistributor's sale of Kits and Tests, as and when the Subdistributor Royalties are received by MIRAI from Kit Subdistributors. MIRAI shall use reasonable commercial efforts to collect all Subdistributor Royalties from Kit Subdistribution. In addition, if a Kit Subdistributor pays an up-front payment, MIRAI shall pay LUMINEX (i) [__]* of the first [__]* of each such payment and (ii) [__]* of any amount in excess of [__]* of each such payment.

        4.6 Conflicts of Interest. It is understood and agreed that MIRAI may sell Kits and Tests, the Luminex System [___]* to End Users or Subdistributors within MIRAI's normal chain of distribution who purchase other products and services marketed by MIRAI, and as a result, conflicts of interest may arise. MIRAI agrees that it will not price, discount, bundle,

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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
COMMISSION.


market, promote or distribute Kits, Tests or the Luminex Systems in a manner that would disadvantage the Kits, Tests or the Luminex Systems in comparison with such other products or services marketed by MIRAI.

        4.7 Invoices. LUMINEX shall submit an invoice to MIRAI upon shipment of Beads or Luminex Systems ordered by MIRAI hereunder to the following address:
1201 Harbor Bay Parkway, Suite 150, Alameda, California 94502, or such other address as specified in the purchase order therefor, and each such invoice shall state the fees due for Beads or Luminex Systems in a given shipment, plus any insurance, taxes or other costs incident to the purchase or shipment initially paid by LUMINEX but to be borne by MIRAI hereunder.

        4.8 Reporting and Payment. Unless otherwise agreed in writing by LUMINEX, payment of the Bead Prices and the System Prices to LUMINEX shall be made within thirty (30) days of MIRAI's receipt of an invoice therefor. Payment of the Direct Royalties and the Indirect Royalties shall be made within [__]* days after the end of each calendar quarter, and shall be accompanied by a written report stating the Net Sales generated in the prior calendar quarter, the total Direct Royalties and Indirect Royalties due and all supporting data and calculations used by MIRAI to compute Direct Royalties and Indirect Royalties. In addition, MIRAI shall provide LUMINEX with a quarterly report of estimated Direct Royalties and Indirect Royalties within 15 days after the end of each calendar quarter; provided, however, that the failure to provide any such report shall not be deemed to be a breach of this Agreement. All payments hereunder shall be made in U.S. Dollars in the United States by: (i) direct bank transfer to a LUMINEX account, (ii) check, or (iii) other form of payment acceptable to and approved in advance by LUMINEX. In the event that MIRAI is unable to make such payments in the United States, due solely to its inability to export funds from a country within the applicable Territory, MIRAI shall notify LUMINEX immediately, and if so instructed by LUMINEX, deposit all monies due LUMINEX in an account of LUMINEX in a local bank of LUMINEX's choice within the applicable Territory. Any late payments shall bear interest at the rate of one percent (1.0%) per month or the highest rate permitted under applicable law, which ever is less, based on the number of days overdue.

4.9     Taxes.

               (a) Any and all amounts payable hereunder do not include any government taxes (including, without limitation, sales, use, excise, and value added taxes) or duties imposed by any governmental agency that are applicable to the export, import, or purchase of the Beads or the Luminex Systems (other than taxes on the net income of LUMINEX), and MIRAI shall bear all such taxes and duties. When LUMINEX has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to MIRAI's invoice and paid by MIRAI, unless MIRAI provides LUMINEX with a valid tax exemption certificate authorized by the appropriate taxing authority.

               (b) All payments by MIRAI specified hereunder are expressed as net amounts and shall be made free and clear of, and without reduction for, any withholding taxes. Any taxes which are otherwise imposed on payments to LUMINEX shall be the sole responsibility of MIRAI. MIRAI shall provide LUMINEX with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by LUMINEX to establish that such

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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
COMMISSION.

taxes have been paid. If LUMINEX uses a foreign tax credit received by LUMINEX as a result of the payment of withholding taxes by MIRAI and thereby reduces the amount of U.S. income tax that LUMINEX otherwise would have paid, LUMINEX shall refund to MIRAI the amount of such reduction with respect to such foreign tax credit.

4.10 Currency Conversion. If any currency conversion shall be required in connection with the calculation of amounts payable under this Agreement, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported by The Wall Street Journal (New York Edition) for the last business day of the calendar month to which such payment pertains.

4.11 Records; Inspection. MIRAI shall keep complete, true and accurate books of accounts and records for the purpose of determining the amounts payable under this Article 4 for at least three (3) years following the end of the calendar quarter to which they pertain. Such books and records will be open for inspection during such three (3)-year period by an independent auditor chosen by LUMINEX at MIRAI's site for the purpose of verifying the amounts payable by MIRAI under this Article 4. Such on-site inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Section 4.11 shall be at the expense of LUMINEX, unless a variation or error producing an underpayment in amounts payable exceeding five percent (5%) of the amount paid for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by MIRAI, together with interest as specified in
Section 4.8 above. The parties will endeavor to minimize disruption of MIRAI's normal business activities.

        4.12 Forecasts. Within 30 days prior to the end of each calendar quarter, MIRAI shall provide LUMINEX a rolling six-month forecast of delivery requirements of Beads and Luminex 100 Systems for the next two succeeding calendar quarters ("Forecast"). The Forecasts shall constitute MIRAI's good faith estimates of MIRAI's requirements, but shall be nonbinding upon either party.

                                   ARTICLE 5
                              COMPLIANCE WITH LAWS

        MIRAI shall develop and distribute Kits, and distribute [__]* Luminex Systems, in accordance with all federal, state, local and foreign laws and regulations pertaining thereto and shall be responsible for securing and maintaining required regulatory approvals at MIRAI's expense. MIRAI shall be responsible for complying with all directives, laws, rules and regulations relating to the performance of MIRAI's obligations and exercise of MIRAI's rights hereunder, including without limitation, regulatory reporting regulations, and further shall be responsible for all activities relating to recalls. MIRAI agrees to cooperate with LUMINEX, including without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. MIRAI warrants that it will comply with applicable laws and regulations governing imports and exports in effect from time to time.

                                   ARTICLE 6

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                   MAINTENANCE, SUPPORT, TRAINING AND SERVICE

        6.1 Maintenance and Support. MIRAI or its Subdistributors will provide front-line support to End Users of the Kits and Luminex Systems purchased from them. LUMINEX will train [__]* of MIRAI's or HSW's personnel at LUMINEX's facilities in Austin, Texas to provide such field service support [__]* to MIRAI; training of additional MIRAI or HSW personnel shall be at MIRAI's expense at a fee to be set by LUMINEX. In attending such training, MIRAI or HSW shall be responsible for travel, meals, and lodging expenses for its own staff. LUMINEX will provide back-up maintenance at customer sites, if required and as requested by MIRAI or HSW, such maintenance to be charged on a time and materials basis (including travel) to be set by LUMINEX yearly during the term hereof. LUMINEX shall have the right to discontinue such back-up support upon reasonable notice to MIRAI; provided, that such discontinuance shall not affect the training provided by LUMINEX to MIRAI or HSW hereunder. LUMINEX shall also train up to [__]* of MIRAI's and HSW's personnel to provide customer support per year, [__]* to MIRAI or HSW. In the event MIRAI or HSW provide warranty repairs, LUMINEX will provide the necessary parts to MIRAI or HSW at no charge. [__]*

        6.2 Software Errors. MIRAI acknowledges that inevitably some errors ("bugs") may exist in the Software, and the discovery of the presence of such bugs shall not be a breach of this Agreement. In the event that MIRAI finds a bug in the Software, MIRAI shall notify LUMINEX in writing (or by fax or electronic mail) and shall provide LUMINEX adequate information about the bug and the circumstances under which it was found. LUMINEX's sole obligation, if it concurs that MIRAI's finding is a bug, shall be to correct such bug, without additional compensation, as soon as is reasonably possible.

        6.3 Training. At MIRAI's request, LUMINEX will provide a two-day training course in use of the Luminex System to end user purchasers of the Luminex System, including lunch and study materials, at LUMINEX's facilities in Austin, Texas. For each Luminex System purchased, such training course will be provided free of charge to one individual. The cost for each additional person attending the training will be the standard rate charged by LUMINEX.

        6.4 Service Contracts. MIRAI and its Subdistributors shall have the right to offer service contracts for Luminex Systems to customers who have purchased a Luminex System from them. In providing front-line maintenance and support and services under such service contracts, MIRAI and its Subdistributors shall use only parts and components authorized by LUMINEX, which LUMINEX agrees to provide to MIRAI and its Subdistributors at LUMINEX's standard or list prices in effect from time to time.

                                   ARTICLE 7
                                LIMITED WARRANTY

        LUMINEX makes the warranties set forth in Exhibit D to MIRAI. MIRAI agrees not to [___]* any Luminex System in a manner that is inconsistent with the [___]* the applicable Luminex System Specifications, respectively, or otherwise [___]* the Luminex Systems. EXCEPT AS EXPRESSLY PROVIDED IN EXHIBIT D, LUMINEX MAKES NO WARRANTIES OR CONDITIONS (EXPRESS,

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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
COMMISSION.


IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND LUMINEX SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 8
                              TERM AND TERMINATION

        8.1 Term. The term of this Agreement shall commence on the Effective Date and continue in full force and effect for a period of [__]* from the Effective Date, unless it is earlier terminated in accordance with this Article
8. This Agreement shall be automatically extended for additional [__]* terms, unless either party notifies the other in writing of its intent not to extend the term of this Agreement, such notification to be provided not less than 180 days prior to the end of the then current term of this Agreement; provided, that MIRAI shall be entitled to [__]* extensions in the event that the Protected Distributorship has been maintained throughout the term of the Agreement and any extension periods.

        8.2 Termination for Breach. This Agreement may be terminated by either party by written notice of termination effective immediately (i) if the other party breaches any material term or condition of this Agreement and fails to remedy the breach within thirty (30) days after being given written notice thereof stating the nonbreaching party's intent to terminate; or (ii) in the event that any current legislation or exchange controls under applicable law preclude MIRAI from making payments to LUMINEX in United States currency for a period of sixty (60) days, provided, however, that termination under this subsection 8.2 (ii) shall not relieve MIRAI of its payment obligations under this Agreement.

        8.3 Effect of Termination. MIRAI may at MIRAI's option (i) sell Luminex Systems, [__]* and Kits existing in its inventory as of the effective date of termination of this Agreement (provided that the applicable Direct Royalties and Indirect Royalties are paid to LUMINEX) or (ii) in the event of a termination not caused by MIRAI's breach, return to LUMINEX unsold Luminex Systems [__]* existing in MIRAI's inventory as of the effective date of termination of this Agreement for a refund of the applicable purchase price less a re-stocking fee of ten percent (10%) (which re-stocking fee shall not be payable in the event MIRAI terminates this Agreement as a result of a breach by LUMINEX); provided, that such Luminex Systems [_____]* have not been contained in MIRAI's inventory for more than one (1) year prior to the return date.

        8.4 Return of Materials. Within thirty (30) days after the effective date of termination of this Agreement, each party shall at the other party's option destroy the other party's Confidential Information in its possession, and provide written certification of such destruction, or prepare such Confidential Information for shipment to the other party or its designee, as such party may direct, at such party's expense. Neither party shall make or retain any copies of any Confidential Information which may have been entrusted to it except for one (1) archival copy.

        8.5 Survival. It is understood that termination of this Agreement shall not relieve a party from any liability which, at the time of such termination, has already accrued to the other party. The provisions of Article 1 (to the extent referenced in the following sections) and

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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
COMMISSION.

Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, and 4.10 shall survive during the period during which MIRAI has a continuing right to [___]* Luminex Systems pursuant to Section 8.3 after expiration or termination of this Agreement. In addition, the following provisions shall survive any expiration or termination of this Agreement: Articles 5, 7, 10 and 12, and Sections 3.2, 3.3, 3.5, 3.7, 8.3, 8.4 and 8.5. Except as otherwise expressly provided in this Article 8, all other rights and obligations of the parties shall terminate upon termination of this Agreement.

                                   ARTICLE 9
                               LUMINEX TRADEMARKS

        9.1 Trademarks. Subject to the provisions of this Article 9, during the term of this Agreement, MIRAI and its authorized Subdistributors shall advertise the [__]* Luminex Systems under the trademarks, marks and trade names of LUMINEX set forth in Exhibit E, as same may be amended in writing by LUMINEX from time to time ("LUMINEX's Trademarks"), in a manner agreed upon in writing by the parties. Branding of Kits, [__]* Luminex Systems shall be subject to LUMINEX's prior inspection and written approval. MIRAI shall not modify LUMINEX's branding of Luminex Systems except by mutual agreement. LUMINEX agrees to co-brand the Luminex 100 Systems in a mutually agreeable manner; provided, that the System Price shall be increased for LUMINEX's cost of such co-branding unless the co-branding only consists of standard labeling of the Luminex Systems with MIRAI's trademark. All representations of LUMINEX's Trademarks that MIRAI intends to use shall first be submitted to LUMINEX for approval (which shall not be unreasonably withheld) of design, color and other details, or shall be exact copies of those used by LUMINEX. MIRAI shall fully comply with all guidelines, if any, communicated by LUMINEX concerning the use of LUMINEX's Trademarks. LUMINEX may modify any of LUMINEX's Trademarks, or substitute an alternative mark for any of LUMINEX's Trademark, upon sixty (60) days' prior notice to MIRAI.

        9.2 Use. MIRAI shall not alter or remove any of LUMINEX's Trademarks affixed to or otherwise contained on or within the Luminex Systems, Beads or packaging or documentation therefor, except by mutual agreement. All uses of LUMINEX's Trademarks will inure solely to LUMINEX, MIRAI shall obtain no rights with respect to any of LUMINEX's Trademarks, other than as expressly set forth herein, and MIRAI irrevocably assigns to LUMINEX all such right, title and interest, if any, in any of LUMINEX's Trademarks. At no time during or after the term of this Agreement may MIRAI challenge or assist others to challenge LUMINEX's Trademarks (except to the extent expressly required by applicable law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of LUMINEX. LUMINEX and MIRAI shall enter into registered user agreements with respect to the LUMINEX's Trademarks pursuant to applicable trademark law requirements worldwide. MIRAI shall be responsible for proper filing of the registered user agreement with government authorities for those countries listed in the applicable Territories and shall pay all costs or fees associated with such filing.

                                   ARTICLE 10
                                 CONFIDENTIALITY

10.1 Non-Disclosure. For purposes of this Agreement, "Confidential Information" means information of a confidential or proprietary nature relating to the business, products, technology


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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
COMMISSION.

or finances of a party hereto and designated in writing at the time of disclosure as "Confidential" or, in the event of oral disclosure, confirmed to be "Confidential" in writing within thirty (30) days after the initial oral disclosure, or any information of a third party that has disclosed the information under a confidentiality arrangement with a party hereto. Notwithstanding the foregoing but subject to Section 10.2, all information disclosed (i) by LUMINEX with respect to the Kits, Beads and Luminex Systems or any portion thereof shall be deemed Confidential Information of LUMINEX, except that information identified by LUMINEX to MIRAI as being generally disclosed by LUMINEX to its customers without restrictions as to use regarding the Kits, Beads and Luminex Systems, or any portion thereof, shall not be deemed Confidential Information hereunder and (ii) by MIRAI with respect to the identity of the Kit Subdistributors and quarterly reports of Direct and Indirect Royalties shall be deemed Confidential Information of MIRAI. Each party will keep completely confidential and will not publish or otherwise disclose (except to its Affiliates, employees, agents or consultants having a need to know) and will not use for any purpose except for the purposes contemplated by this Agreement, any Confidential Information of the other party disclosed during the term of this Agreement. Each party will use at least the same standard of care as it uses to protect its own proprietary or confidential information to ensure that its Affiliates, employees, agents and consultants do not disclose or make unauthorized use of the Confidential Information, but in no event less than reasonable care.

10.2 Exceptions. Confidential Information shall not include any information which the receiving party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the receiving party by a third party having the legal right to do so and without restriction on disclosure; (d) is independently developed by the receiving party without the aid, application or use of the Confidential Information; or (e) is required to be disclosed by law or court order.

                                   ARTICLE 11
                                 INDEMNIFICATION

11.1 LUMINEX Indemnity. LUMINEX shall defend and/or settle any claim, complaint, suit, proceeding or cause of action (collectively and individually referred to as a "Claim") brought against MIRAI by a third party for infringement of any third party, patent trademark, copyright or other intellectual property right issued as of the Effective Date by the Beads and Luminex Systems, as delivered by LUMINEX hereunder, subject to the requirements of this Section 11.1 and Section 11.2 below. LUMINEX shall pay all resulting damages or settlement amounts finally awarded against MIRAI (including reasonable attorneys' fees, legal expenses and court costs) to the extent attributable to such Claim. Notwithstanding the provisions of this Section 11.1, LUMINEX will not have any obligation under this Article 11 to the extent a Claim for infringement is based upon (i) indirect or contributory infringement, (ii) a modified Luminex System, modifications to any portion thereof or modifications to Beads, if such infringement would have been avoided by use of the Luminex System or Beads as provided by LUMINEX, (iii) completed products or equipment or any assembly, combination, method or process in which the Luminex System and Beads are used, to the extent the infringement would not have resulted if the Luminex System and Beads were used alone, (iv) continuation of allegedly infringing activity after being provided modifications that would have avoided the alleged infringement without materially altering the functionality of the Luminex System and Beads, or (v) the making, using, selling, offering for sale or importation of Developed Kits or Tests. MIRAI shall

(i) promptly notify LUMINEX of each Claim, (ii) provide LUMINEX with sole control over the defense and/or settlement thereof, and (iii) at LUMINEX's request and expense, provide full information and reasonable assistance to LUMINEX with respect to such Claims.

11.2 Alternatives. Without limiting Section 11.1 above, if the Beads or Luminex Systems or any portion thereof is or in LUMINEX' reasonable judgment may become the subject of any Claim of infringement of third party intellectual property rights, or if a court determines that the Beads or Luminex Systems or any portion thereof infringes any third party intellectual property rights, LUMINEX, at its option and expense, may (i) procure for MIRAI the right under such third party intellectual property rights to use the Luminex Systems or Beads in accordance with the terms and conditions of this Agreement; or (ii) replace the infringing portion of the Luminex Systems or Beads with other suitable noninfringing product having functionality substantially the same as the infringing portion of the Luminex System or Beads so replaced; or (iii) modify the Luminex System or Beads to make the same noninfringing; or (iv) in the event (i), (ii) or (iii) above are not commercially practicable in LUMINEX's judgment, require that MIRAI remove the Luminex Systems and/or Beads or any portion thereof from use at LUMINEX's expense, in which event LUMINEX may terminate this Agreement by written notice to MIRAI.

11.3 Entire Liability. EXCEPT FOR ANY ACTIONS GOVERNED BY LAWS OF THE UNITED STATES, LUMINEX'S LIABILITY UNDER THIS ARTICLE 11 SHALL NOT EXCEED THE [__]*. ADDITIONALLY, IF WITHDRAWAL OF LUMINEX SYSTEMS FROM THE MARKET IS REQUIRED AS THE RESULT OF AN INFRINGEMENT CLAIM, [__]*. THE FOREGOING PROVISIONS OF THIS
ARTICLE 11 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF LUMINEX AND THE EXCLUSIVE REMEDY OF MIRAI WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENT RIGHTS, TRADE SECRETS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS WITH RESPECT TO THE LUMINEX SYSTEM, BEADS, KITS OR ANY PORTION THEREOF.

11.4 Indemnification. Subject to the foregoing provisions of this Article 11, each Party (the "First Party") shall, except to the extent that the same can be shown to have been caused by the other (the "Second Party") or its Affiliates or its or their agents (including in the case of MIRAI all Subcontractors and Subdistributors), defend, indemnify and save harmless the Second Party and its Affiliates and the directors, officers, employees, and agents of the Second Party and its Affiliates (the "Indemnified Parties") from and against any and all claims, liabilities, losses, damages or expenses (including but not limited to reasonable attorneys' fees and other costs of defending any action) that the Second Party may sustain or incur as a result of (i) any claim of negligence, breach of implied warranty, strict liability in tort, or other theory of law, based upon acts or omissions of the First Party or any of its Affiliates or agents or the directors, officers, agents, or employees of any of the foregoing and resulting from, or in any way arising out of or related to, the manufacture, use, marketing, sale or distribution of the Luminex 100 System, Beads or Kits or any other activity undertaken by the First Party or its Affiliates (or, in the case

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

of MIRAI, the Kit Subdistributors) or agents pursuant to this Agreement or (ii) any breach of this Agreement. In the event the First Party seeks indemnification under this Section 11.4 with respect to third party claims, the First Party shall inform the Second Party in writing of the claim as soon as reasonably practicable after it receives notice of such claim and shall cooperate (at the expense of the Second Party) in the defense and/or settlement of the claim. The requirements of this Section 11.4 shall survive termination of this Agreement.

11.5 Protected Distributorship Provisions. During the term of the Protected Distributorship, the following additional provisions shall apply to this
Article 11:

(a) The intellectual property indemnification provided in Section 11.1 shall also include third party patents, copyrights, trademarks and other intellectual property rights issued after the Effective Date.

(b) The liability cap provided under Section 11.3 shall be subject to a minimum of [_____]*.


ARTICLE 12

MISCELLANEOUS

12.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES AND THE STATE OF TEXAS WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES AND EXCLUDING THE 1980 U.N. CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

12.2 JURISDICTION; VENUE. ALL DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE TEXAS STATE COURTS OF TRAVIS COUNTY, TEXAS (OR, IF THERE IS EXCLUSIVE FEDERAL JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS), AND THE PARTIES CONSENT TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS.

12.3 Force Majeure. Except with respect to payment obligations, nonperformance of any party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure or delay of suppliers, or any other reason where failure to perform is beyond the reasonable control of the nonperforming party.

12.4 Assignment. MIRAI's rights and obligations under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of LUMINEX, which may be provided in LUMINEX'S sole discretion. LUMINEX may assign or otherwise transfer its rights and obligations under this Agreement without MIRAI's prior consent; provided, that in the event of an assignment of this Agreement by LUMINEX, [__]*. Any assignment or any attempted assignment by MIRAI in violation of this Section 12.4 shall be null and void. Subject

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

12.5 Notices. Any notice or report required or permitted to be given or made under this Agreement by either party shall be in writing and delivered by certified mail or by confirmed facsimile to the other party at its address indicated below (or to such other address as a party may specify by notice hereunder). All notices shall be effective as of the date received by the addressee.

        If to LUMINEX:      Luminex Corporation
                            12212 Technology Boulevard
                            Austin, Texas 78727
                            Attention:  General Counsel
                            Fax: (512) 219-6325

        If to MIRAI:        MiraiBio, Inc.
                            1201 Harbor Bay Parkway, Suite 150
                            Alameda, California  94502
                            Attention: President
                            Fax: (510) 748-5455


12.6 Headings. Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

12.7 Non-Waiver. Any waiver of the terms and conditions hereof must be explicitly in writing. The waiver by either of the parties of any breach of any provision hereof by the other shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

12.8 Severability. Should any section, or portion thereof, of this Agreement be held invalid by reason of any law, statute or regulation existing now or in the future in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, either party may terminate this Agreement by written notice to the other party within thirty (30) days after such holding. If this Agreement is not so terminated, such section or portion thereof shall be validly reformed so as to approximate the intent of the parties as nearly as possible and, if unreformable, shall be deemed divisible and deleted with respect to such jurisdiction, but the Agreement shall not otherwise be affected.

12.9 Compliance with Laws. Each party shall furnish to the other party any information requested or required by that party during the term of this Agreement or any extensions hereof to enable that party to comply with the requirements of any U.S. or foreign state and/or government agency.

12.10 Independent Contractors. The relationship of MIRAI and LUMINEX established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between MIRAI and LUMINEX. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

12.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

12.12   Limitation of Liability.

               (a) General. Except as otherwise expressly provided herein, LUMINEX's liability arising out of this Agreement and/or the sale of Beads and sale of Luminex Systems shall be limited to the aggregate amounts paid by MIRAI to LUMINEX for the Beads and Luminex Systems under this Agreement. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER BASED IN CONTRACT, TORT OR OTHERWISE, AND EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. THE LIMITATIONS IN THIS SECTION 12.12 SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN. THE LIMITATIONS IN THIS SECTION 12.12 SHALL NOT APPLY TO LIABILITY OF MIRAI ARISING UNDER ARTICLES 2, 3, 10 OR 12, OR SECTION 11.5, OR LIABILITY OF LUMINEX ARISING UNDER ARTICLE 10 OR SECTIONS 2.5, 11.1, 11.3, 11.4 AND 11.5.

               (b) Upon Termination. In the event of termination of this Agreement by either party in accordance with any of the provisions hereof, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of LUMINEX or MIRAI. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

12.13 Foreign Corrupt Practices Act. In conformity with the United States Foreign Corrupt Practices Act, each party and its respective employees and agents shall not directly or indirectly make any offer, payment, or promise to pay; authorize payment; nor offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing any act or decision of an official of any foreign government or the United States Government (including a decision not to act) or inducing such a person to use his or her influence to affect any such governmental act or decision in order to assist either party in obtaining, retaining or directing any such business.

12.14 Export Control. MIRAI understands and acknowledges that LUMINEX is subject to regulation by agencies of the United States, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of LUMINEX to provide the Beads or Luminex Systems, as well as any other technical information or assistance, shall be subject in all respects to such laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including without limitation, the U.S. Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the U.S. Department of Commerce, Bureau of Export Administration. MIRAI agrees to cooperate with LUMINEX, including without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. MIRAI warrants that it will comply with the U.S. Export Administration Regulations and other laws and regulations governing exports in effect from time to time. MIRAI further agrees to the best of its abilities not to provide Kits, [___]* Luminex Systems to any organization, public or private, which engages in the research or production of military devices, armaments, or any instruments of warfare, including biological, chemical and nuclear warfare.

12.15 Entire Agreement. The terms and provisions contained in the Agreement, including the Exhibits hereto, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties, including, without limitation, the Prior Agreement. The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either party affecting the sale of Beads or Luminex Systems. No agreement or understanding varying or extending this Agreement shall be binding upon either party hereto, unless set forth in a writing which specifically refers to the Agreement signed by duly authorized officers or representatives of the respective parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.


MIRAIBIO, INC.                          LUMINEX CORPORATION


By:      /s/ Leonard Klevan             By:  /s/ Michael L. Bengtson
    --------------------------             ---------------------------
        Leonard Klevan                       Michael L. Bengtson
        President                            Executive Vice President

                                    EXHIBIT A

                   END USER LICENSES AND TERMS AND CONDITIONS

LABEL/STICKER FOR LUMINEX 100 SYSTEM:

BY OPENING THE PACKAGING CONTAINING THIS UNIT OF LUMINEX INSTRUMENTATION OR USING THIS UNIT OF LUMINEX 100 INSTRUMENTATION IN ANY MANNER, YOU ARE CONSENTING AND AGREEING TO BE BOUND BY THE FOLLOWING TERMS AND CONDITIONS AND THE TERMS AND CONDITIONS SET FORTH IN THE END USER LICENSE AGREEMENT FOR THE LUMINEX SOFTWARE INCLUDED WITH THIS UNIT. YOU ARE ALSO AGREEING THAT ALL SUCH TERMS AND CONDITIONS CONSTITUTE A LEGALLY VALID AND BINDING CONTRACT THAT IS ENFORCEABLE AGAINST YOU. IF YOU DO NOT AGREE TO ALL OF SUCH TERMS AND CONDITIONS, YOU MUST PROMPTLY RETURN THIS UNIT OF LUMINEX INSTRUMENTATION FOR A FULL REFUND PRIOR TO USING IT IN ANY MANNER.

No rights or licenses under any of Luminex Corporation's ("Luminex") patents are granted by or shall be implied from the sale of this unit of Luminex 100 instrumentation or license of Luminex software to you, the purchaser, and you do not receive any right under Luminex's patent rights by virtue of your purchase of Luminex 100 instrumentation or license of Luminex software. You agree that the Luminex 100 instrumentation and Luminex software are sold only for use with fluorescently labeled microsphere beads authorized by Luminex and you may obtain a royalty-free license under Luminex's patents, if any, to use this unit of Luminex 100 instrumentation with fluorescently labeled microsphere beads authorized by Luminex by purchasing beads authorized by Luminex and registering this unit of Luminex 100 instrumentation with Luminex dealer, MiraiBio, Inc., in accordance with the instructions accompanying the Luminex 100 instrumentation. You agree not to reverse engineer the Luminex 100 instrumentation or any such beads.


LABEL LICENSE/STICKER FOR KIT:

BY OPENING THE PACKAGING CONTAINING THIS KIT (WHICH CONTAINS FLUORESCENTLY LABELED MICROSPHERE BEADS AUTHORIZED BY LUMINEX CORPORATION) OR USING THIS KIT IN ANY MANNER, YOU ARE CONSENTING AND AGREEING TO BE BOUND BY THE FOLLOWING TERMS AND CONDITIONS. YOU ARE ALSO AGREEING THAT THE FOLLOWING TERMS AND CONDITIONS CONSTITUTE A LEGALLY VALID AND BINDING CONTRACT THAT IS ENFORCEABLE AGAINST YOU. IF YOU DO NOT AGREE TO ALL OF THE TERMS AND CONDITIONS SET FORTH BELOW, YOU MUST PROMPTLY RETURN THIS KIT FOR A FULL REFUND PRIOR TO USING IT IN ANY MANNER.

You, the customer, acquire the right under Luminex Corporation's patent rights, if any, to use this Kit or any portion of this Kit, including without limitation the microsphere beads contained herein, only with Luminex Corporation's laser based fluorescent analytical test instrumentation marketed under the name Luminex 100.


LICENSE AGREEMENT FOR LUMINEX 100 SYSTEM SOFTWARE:

BY OPENING THE PACKAGING CONTAINING A UNIT OF LUMINEX 100 INSTRUMENTATION OR USING SUCH UNIT IN ANY MANNER, YOU ARE CONSENTING AND AGREEING TO BE BOUND BY THE TERMS AND CONDITIONS SET FORTH IN THE FOLLOWING END-USER LICENSE AGREEMENT
(EULA). YOU ARE ALSO AGREEING THAT THE EULA CONSTITUTES A LEGALLY VALID AND BINDING CONTRACT THAT IS ENFORCEABLE AGAINST YOU. IF YOU DO NOT AGREE TO ALL OF THE TERMS AND CONDITIONS IN THE EULA, YOU MUST PROMPTLY RETURN THE RELATED UNIT OF LUMINEX 100 INSTRUMENTATION FOR A FULL REFUND PRIOR TO USING IT IN ANY MANNER.

     END-USER LICENSE AGREEMENT (EULA) FOR LUMINEX 100(TM) OPERATING SYSTEM

This Luminex End-User License Agreement ("EULA") is a legal agreement between you (either an individual or a single entity, also referred herein as "you") the end-user and Luminex Corporation ("Luminex") regarding the use of the Luminex software product identified above, which includes computer software and online or electronic documentation and may include associated media and printed materials (if any) ("SOFTWARE PRODUCT" or "SOFTWARE").

The SOFTWARE PRODUCT is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. The SOFTWARE PRODUCT is licensed, not sold.

1. GRANT OF LICENSE. Subject to the terms and conditions of this EULA, Luminex hereby grants to you a nonexclusive, nontransferable, nonassignable license (without right to sublicense) under Luminex's copyrights and trade secrets to use the SOFTWARE PRODUCT on a hardware platform purchased from Luminex dealer, MiraiBio, Inc., pursuant to Luminex's terms and conditions of sale. You may make one (1) copy of the SOFTWARE PRODUCT for backup or archival purposes only. Although no rights or licenses under any of Luminex's patents are granted by or shall be implied from the license of the SOFTWARE or the sale of Luminex 100 instrumentation to you, the purchaser, you may obtain a license under Luminex's patents, if any, to use this unit of Luminex 100 instrumentation with fluorescently labeled microsphere beads authorized by Luminex by purchasing such beads from Luminex or an authorized Luminex reseller.

2.   RESTRICTIONS.
-    You must maintain all proprietary notices on all copies of the SOFTWARE
     PRODUCT.
-    You may not distribute copies of the SOFTWARE PRODUCT to third parties.
- You may not reverse-engineer, decompile, disassemble, or otherwise attempt to derive source code from the SOFTWARE PRODUCT.
- You may not copy (other than one backup or archival copy), distribute, sublicense, rent, lease, transfer or grant any rights in or to all or any portion of the SOFTWARE PRODUCT.
- You must comply with all applicable laws regarding the use of the SOFTWARE PRODUCT.
-    You may not modify or prepare derivative works of the SOFTWARE PRODUCT.
- You may not use the SOFTWARE PRODUCT in a computer-based service business or publicly display visual output of the SOFTWARE PRODUCT.
- You may not transmit the SOFTWARE PRODUCT over a network, by telephone, or electronically by any means.

3. TERM AND TERMINATION. Your rights under this EULA are effective until termination. You may terminate this EULA at any time by destroying the SOFTWARE PRODUCT, including all computer programs and documentation, and erasing any copies residing on your computer equipment. Your rights under this EULA automatically terminate without further action on the part of Luminex if you do not comply with any of the terms or conditions of this EULA. Upon any termination of this EULA, you agree to destroy the SOFTWARE PRODUCT and erase any copies residing on your computer equipment.

4. RIGHTS IN SOFTWARE. All rights and title in and to the SOFTWARE PRODUCT and any copies thereof are owned by Luminex or its suppliers. This EULA is not a sale and does not transfer to you any title or ownership interest in or to the SOFTWARE or any patent, copyright, trade secret, trade name, trademark or other intellectual property right therein. You shall not remove, alter, or obscure any proprietary notices contained on or within the SOFTWARE and shall reproduce such notices on any back-up copy of the SOFTWARE. All title and intellectual property rights in and to the content which may be accessed through use of the SOFTWARE PRODUCT is the property of the respective content owner and may be protected by applicable copyright or other intellectual property laws and treaties. This EULA grants you no rights to use such content.

5. EXPORT RESTRICTIONS. You agree that you will not export or re-export the SOFTWARE PRODUCT to any country, person, entity, or end-user subject to U.S.A. export restrictions. You hereby warrant no state or federal agency has suspended, revoked, or denied your export privileges.

6. NO WARRANTY. THE SOFTWARE PRODUCT IS LICENSED "AS IS." ANY USE OF THE SOFTWARE PRODUCT IS AT YOUR OWN RISK. THE SOFTWARE PRODUCT IS PROVIDED FOR USE ONLY WITH LUMINEX PRODUCTS. Luminex warrants for a period of ninety
     (90) days from the date of shipment that, under normal use, the media on which the SOFTWARE PRODUCT was delivered will be free of defects in material and workmanship.

     You bear the entire risk as to damage and the quality and performance of the SOFTWARE PRODUCT. You assume risk to any hardware, software, data or any other item as a result of the copying or use of the SOFTWARE PRODUCT, including but not limited to the costs of any repairs or replacement of any item or any services. You assume responsibility for the selection of the SOFTWARE PRODUCT to achieve your intended results, and for the installation, use and results obtained from the SOFTWARE PRODUCT.

     TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, LUMINEX MAKES NO OTHER WARRANTIES OF ANY KIND, AND NO WARRANTY IS GIVEN THAT THE SOFTWARE PRODUCT IS ERROR-FREE OR THAT ITS USE WILL BE UNINTERRUPTED OR THAT IT WILL WORK IN CONNECTION WITH ANY OTHER SOFTWARE. ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OR OF ERROR-FREE AND UNINTERRUPTED USE OR ANY WARRANTY AGAINST INFRINGEMENT) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS EULA.

     No Luminex distributor, dealer, agent, or employee is authorized to make any modifications, extensions or additions to these warranty provisions or to this EULA.

     If Texas law is held not to apply to this EULA for any reason, then in jurisdictions where warranties, guarantees, representations, and/or conditions of any type may not be disclaimed, any such warranty, guaranty, representation and/or condition is hereby limited to the period of either
     (a) thirty (30) days from the date of shipment or (b) the shortest period allowed by law in the applicable jurisdiction if a thirty (30) day limitation would be unenforceable. In addition, all provisions this EULA shall be enforced in part, if only certain parts of it are enforceable.

     All warranties are void if a failure of a warranted item results, directly or indirectly, from an unauthorized modification to a warranted item, an unauthorized attempt to repair a warranted item, or misuse of a warranted item, including, without limitation, use of a warranted item under abnormal operating conditions, reverse engineering, or subjecting a warranted item to unreasonably harsh conditions of any kind.

     Luminex' sole liability for any breach of any warranty shall be, in Luminex' sole discretion: (i) to replace your defective media or (ii) to refund the license fee that you paid for the SOFTWARE PRODUCT. To be entitled to this remedy, however, you must provide to Luminex a copy of this EULA, your proof of purchase, and the defective media.

7. LIMITATION OF LIABILITY. IN NO EVENT SHALL LUMINEX OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE PRODUCT, EVEN IF LUMINEX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. MISCELLANEOUS. This EULA is governed by the laws of the State of Texas, U.S.A., without reference to conflicts of laws principles. You shall not assign or sublicense or otherwise transfer the rights or license granted hereunder, by agreement or by operation of law, without the prior written consent of Luminex, and all assignments in violation of this prohibition shall be null and void. This EULA is the complete and exclusive agreement of Luminex and you and supersedes all other communications, oral or written, relating to the subject matter hereof. No change to this EULA shall be valid unless in writing and signed by the party against whom enforcement is sought. The waiver or failure of Luminex or you to exercise in any respect any right or rights provided for herein shall not be deemed a waiver of any further right hereunder. If any provision of this EULA is held unenforceable, the remainder of this EULA will continue in full force and effect.

TERMS AND CONDITIONS TO BE INCLUDED FOR SALE OF BEADS:

BY OPENING THE PACKAGING CONTAINING FLUORESCENTLY LABELED MICROSPHERE BEADS AUTHORIZED BY LUMINEX CORPORATION OR USING SUCH BEADS IN ANY MANNER, YOU ARE CONSENTING AND AGREEING TO BE BOUND BY THE FOLLOWING TERMS AND CONDITIONS. YOU ARE ALSO AGREEING THAT THE FOLLOWING TERMS AND CONDITIONS CONSTITUTE A LEGALLY VALID AND BINDING CONTRACT THAT IS ENFORCEABLE AGAINST YOU. IF YOU DO NOT AGREE TO ALL OF THE TERMS AND CONDITIONS SET FORTH BELOW, YOU MUST PROMPTLY RETURN THE BEADS FOR A FULL REFUND PRIOR TO USING THEM IN ANY MANNER.

1. ACCEPTANCE - ALL SALES ARE SUBJECT TO AND EXPRESSLY CONDITIONED UPON THE TERMS AND CONDITIONS CONTAINED HEREIN, AND UPON BUYER'S ASSENT THERETO. NO VARIATION OF THESE TERMS AND CONDITIONS SHALL BE BINDING UPON LUMINEX CORPORATION ("LUMINEX") UNLESS AGREED TO IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF LUMINEX. Buyer, by accepting the fluorescently-dyed microsphere beads ("Beads") shall be deemed to have assented to the terms and conditions set forth herein, notwithstanding any terms contained in any prior or later communications from Buyer and whether or not Seller shall specifically or expressly object to any such terms.

2. WARRANTIES - Seller warrants that the Beads conform in all material respects to the description of the Beads as provided to Buyer by Seller through Seller's designated product specifications. THIS WARRANTY IS EXCLUSIVE AND NEITHER SELLER NOR LUMINEX MAKES ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Seller's warranties made in connection with this sale shall not be effective if Seller has determined, in its sole discretion, that Buyer has misused the Beads in any manner, has failed to used the Beads in accordance with industry standards or practices or has failed to use the Beads in accordance with instructions, if any, furnished by Seller.

   BUYER'S EXCLUSIVE REMEDY WITH RESPECT TO BEADS PROVED TO SELLER'S SATISFACTION TO BE DEFECTIVE OR NONCONFORMING SHALL BE REPLACEMENT OF SUCH PRODUCTS WITHOUT CHARGE OR REFUND OF THE PURCHASE PRICE, IN SELLER'S SOLE DISCRETION, UPON THE RETURN OF SUCH PRODUCTS IN ACCORDANCE WITH SELLER'S INSTRUCTIONS. NEITHER SELLER NOR LUMINEX SHALL IN ANY EVENT BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY KIND RESULTING FROM ANY USE OR FAILURE OF THE BEADS, EVEN IF SELLER OR LUMINEX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE INCLUDING, WITHOUT LIMITATION, LIABILITY FOR LOSS OF WORK IN PROGRESS, DOWN TIME, LOSS OF REVENUE OR PROFITS, FAILURE TO REALIZE SAVINGS, LOSS OF PRODUCTS OF BUYER OR OTHER USE OR ANY LIABILITY OF BUYER TO A THIRD PARTY ON ACCOUNT OF SUCH LOSS, OR FOR ANY LABOR OR ANY OTHER EXPENSE, DAMAGE OR LOSS OCCASIONED BY SUCH PRODUCT INCLUDING PERSONAL INJURY OR PROPERTY DAMAGE UNLESS SUCH PERSONAL INJURY OR PROPERTY DAMAGE IS CAUSED BY SELLER'S GROSS NEGLIGENCE.

3. BUYER'S USE OF BEADS - The Beads are solely intended for laboratory research and evaluation purposes only and are not to be used for any commercial applications or purposes. Buyer agrees that no rights or licenses under Luminex's patents shall be implied from the sale of the Beads, except as expressly provided herein, and Buyer does not receive any right under Luminex's patent rights hereunder. Buyer acknowledges and agrees that the Beads are sold and licensed only for use with Luminex's laser based fluorescent analytical test instrumentation. Buyer further acknowledges that the Beads have not received approval from the United States Food and Drug Administration or other federal, state or local regulatory agencies and have not been tested by Seller or Luminex for safety or efficacy in food, drug, medical device, cosmetic, commercial or any other use, unless otherwise stated in Seller's technical specifications or material data sheets furnished to Buyer. Buyer expressly represents and warrants to Seller that Buyer will properly test and use any Beads in accordance with the practices of a reasonable person who is an expert in the field and in strict compliance with all applicable laws and regulations, now and hereinafter enacted.

BUYER HEREBY GRANTS TO LUMINEX A NONEXCLUSIVE, WORLDWIDE, UNRESTRICTED, ROYALTY-FREE, FULLY PAID-UP LICENSE, WITH THE RIGHT TO GRANT AND AUTHORIZE

SUBLICENSES, UNDER ANY AND ALL PATENT RIGHTS IN INVENTIONS COMPRISING MODIFICATIONS, EXTENSIONS, OR ENHANCEMENTS MADE BY BUYER TO THE BEADS OR TO THE MANUFACTURE OR USE OF THE BEADS ("IMPROVEMENT PATENTS"), TO MAKE, HAVE MADE, USE, IMPORT, OFFER FOR SALE OR SELL ANY AND ALL BEADS; EXPLOIT ANY AND ALL METHODS OR PROCESSES; AND OTHERWISE EXPLOIT IMPROVEMENT PATENTS FOR ALL PURPOSES. NOTWITHSTANDING THE FOREGOING, "IMPROVEMENT PATENTS" SPECIFICALLY EXCLUDES PATENT CLAIMS CONCEIVED AND REDUCED TO PRACTICE BY BUYER CONSISTING OF METHODS OF SAMPLE PREPARATION, METHODS OF CONJUGATING BEADS TO ANALYTES, THE COMPOSITION OF MATTER OF THE SPECIFIC CHEMISTRIES OF THE ASSAYS DEVELOPED BY BUYER AND METHODS OF PERFORMING THE ASSAYS (I.E., THE PROTOCOL FOR THE ASSAY).

Buyer has the responsibility and hereby expressly assumes the risk to verify the hazards and to conduct any further research necessary to learn the hazards involved in using the Beads. Buyer also has the duty to warn Buyer's customers, employees, agents, assigns, officers, successors and any auxiliary or third party personnel (such as freight handlers, etc.) of any and all risks involved in using or handling the Beads. Buyer agrees to comply with instructions, if any, furnished by Seller or Luminex relating to the use of the Beads and not misuse the Beads in any manner. Buyer shall not reverse engineer, decompile, disassemble or modify the Beads. Buyer acknowledges that Luminex retains ownership of all patents, trademarks, trade secrets and other proprietary rights relating to or residing in the Beads.

4. BUYER'S REPRESENTATIONS, RELEASE AND INDEMNITY - Buyer represents and warrants that it shall use the Beads in accordance with Paragraph 2, "Buyer's Use of Beads," and that any such use of Beads will not violate any law, regulation, judicial order or injunction. Buyer agrees to release, discharge, disclaim and renounce any and all claims, demands, actions, causes of action and/or suits in law or equity, now existing or hereafter arising, whether known or unknown, against Seller and Luminex, and their respective officers, directors, employees, agents, successors and assigns (collectively the "Released Parties"), with respect to the use of the Beads. Buyer agrees to indemnify and hold harmless the Released Parties from and against any suits, losses, claims, demands, liabilities, costs and expenses (including attorney, accounting, expert witness, and consulting fees) that any of the Released Parties may sustain or incur as a result of any claim against such Released Party based upon negligence, breach of warranty, strict liability in tort, contract or any other theory of law or equity arising out of, directly or indirectly, the use of the Beads or by reason of Buyer's failure to perform its obligations contained herein. Buyer shall fully cooperate with the Released Parties in the investigation and determination of the cause of any accident involving the Beads which results in personal injury or property damage and shall make available to the Released Parties all statements, reports, recordings and tests made by Buyer or made available to Buyer by others.

5. PATENT DISCLAIMER - Neither Seller nor Luminex warrants that the use or sale of the Bead will not infringe the claims of any United States or other patents covering the product itself or the use thereof in combination with other products or in the operation of any process.

                                    EXHIBIT B

                            [INTENTIONALLY OMITTED.]

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


                                    EXHIBIT C


                           MINIMUM SALES REQUIREMENTS


[__]*

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT D

                                LIMITED WARRANTY

1. Limited Warranty. LUMINEX warrants to MIRAI that for one year from the date of installation at an End User, but no more than [__]* from delivery to MIRAI, the Luminex System (a "Product") will substantially conform to LUMINEX's published functional specifications therefor, subject to use in accordance with documentation provided by LUMINEX that accompanies such Product, including but not limited to the instructions-for-use; provided, that LUMINEX is reasonably satisfied that the claimed nonconformities actually exist and were not caused by unusual physical or electrical stress, misuse, neglect, alteration, improper installation, unauthorized repair or improper testing. Notwithstanding the foregoing, the warranty provided herein specifically excludes any software or hardware not provided by LUMINEX. Subject to LUMINEX's warranty return policies for Product set forth in paragraph 2 below, LUMINEX" sole liability and MIRAI's exclusive remedy for breach of the foregoing warranty, shall be at LUMINEX's option, repair or replacement of the Product with a conforming Product or refund of a percentage of the fee paid by MIRAI for the Product which percentage would be computed based on prior usage. Except as otherwise expressly set forth in this Agreement, LUMINEX MAKES NO OTHER WARRANTIES OR CONDITION WITH RESPECT TO THE PRODUCT, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITION OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

2. Warranty Return Policies. In the event that a Product fails to conform to the warranty set forth in paragraph 1 above, during the warranty period (i) MIRAI shall notify LUMINEX in a timely manner in writing that such Product failed to conform and shall furnish a detailed explanation of any alleged nonconformity; and (ii) at LUMINEX's option and election, MIRAI shall return such nonconforming Product to LUMINEX F.O.B. (U.C.C.) LUMINEX's manufacturing facility or destroy such Product and provide LUMINEX with written certification of destruction. Except as expressly provided in this paragraph, MIRAI shall not have the right to return a Product to LUMINEX without LUMINEX's prior written consent.

                                    EXHIBIT E

                                   TRADEMARKS

Luminex

Luminex 100

Lumavidin

LabMAP

                                    EXHIBIT F

DIAGNOSTIC FIELDS*


THE FIELD OF ALLERGY TESTING
The Field of Allergy Testing means the detection of allergens (known substances which cause allergic reactions), antibodies thereto (all classes) and markers associated with the allergic process.

Examples of analytes in this Field are: total and allergen specific immunoglobulin (IgE) and other immunoglobulin (IgG, IgA) mites, foods, ragweed, pollen and other substances, e.g., histamine, directly related to the allergic response.

THE FIELD OF AUTOIMMUNE DISEASE TESTING
The Field of Autoimmune Disease Testing means the detection and measurement of antigens (soluble or cellular) and serum antibodies thereto which are related to auto immune diseases such as lupus erythematosus, rheumatoid arthritis, Sjogrens disease, Scleroderma, Diabetes, and various neurological disorders, etc.

Examples of analytes in this Field are: anti-nuclear antibodies, anti-DNA antibodies, smooth muscle antibody, anti-cardiolipin antibodies, anti-mitochondrial antibodies, anti-neutrophil Cytoplasmic Antibodies (ANCA), rheumatoid factor, anti-myelin.

THE FIELD OF BACTERIOLOGICAL IMMUNOASSAYS
The Field of Bacteriological Immunoassays means the detection of bacteria, toxins related thereto and antibodies thereof.

Examples of analytes in this Field are: salmonella, campylobacter, H. Pylori, staphylococcus, streptococcus, tuberculosis, E. coli and related toxins, syphilis, gonorrhea.

THE FIELD OF BACTERIOLOGICAL NUCLEIC ACID ASSAYS
The Field of Bacteriological Nucleic Acid Assays means the detection of bacteria by measurement of specific nucleic acids.

Examples of analytes in this Field are: salmonella, campylobacter, H. Pylori, staphylococcus, streptococcus, tuberculosis, E. coli and related toxins, syphilis, gonorrhea

THE FIELD OF CANCER MARKER IMMUNOASSAY TESTING
The Field of Cancer Marker Immunoassay Testing means those markers, antibodies thereto which are diagnostic for and/or used to detect and monitor cancers of all types, solid and lymphatic.

---------------
* The Diagnostic Fields specifically exclude applications (i) for use on or with point of care devices using LUMINEX technologies, (ii) neo-natal testing and
(iii) blood banking and transfusion medicine.

Examples of analytes in this Field are: PSA, CEA, PAP, AFP, CA 19-9, CA 15-3, CA 125, calcitonin.

THE FIELD OF CANCER MARKER NUCLEIC ACID TESTING
The Field of Cancer Marker Nucleic Acid Testing means those markers, antibodies thereto which are diagnostic for and/or used to detect and monitor cancers of all types, solid and lymphatic.

Examples of analytes in this Field are:  BRAC1, BRAC2, P53, K-RAS.


THE FIELD OF CARDIAC EVENT MARKER TESTING
The Field of Cardiac Event Marker Testing means the detection of markers associated with a heart attack, stable and unstable angina, congestive heart disease, ventricular dysfunction and related cardiac conditions.

Examples of analytes in this Field are: CKMB, Troponin I, Troponin T, myoglobin.

THE FIELD OF CORONARY ARTERY DISEASE MARKER TESTING
The Field of Coronary Artery Disease Marker Testing means the detection of markers which are indications of coronary artery disease including hypertension and risk of cardiac events.

Examples of analytes in this Field are: fibrinogen, homocystine, apolipoproteins, lipoproteins including genetic markers of the diseases, aldosterone, renin, catecholamine, ferritin, B12/Folate.

THE FIELD OF CYTOKINE/CHEMOKINE IMMUNOASSAY TESTING
The Field of Cytokine/Chemokine Immunoassay Testing means the detection of intercellular messengers, their receptors and antibodies thereto, specifically excluding endocrine hormones.

Examples of analytes in this Field are: interleukins, growth factors, apoptotic and signal transduction markers.

THE FIELD OF CYTOKINE/CHEMOKINE NUCLEIC ACID TESTING
The Field of Cytokine/Chemokine Nucleic Acid Testing means the detection of nucleic acids of intercellular messengers and their receptors.

Examples of analytes in this Field are: interleukins, growth factors, apoptotic and signal transduction markers.

THE FIELD OF DRUGS OF ABUSE
The Field of Drugs of Abuse means the detection or recreational, elicit and other drugs which are abusive by nature or abusive in overdoses.

Examples of analytes in this Field are: cocaine, canabinoids, barbiturates, amphetamines and metabolites.

THE FIELD OF ENDOCRINOLOGY TESTING
The Field of Endocrinology Testing means the measurements of hormones secreted by the endocrine system.

Examples of analytes in this Field are: T4 (triiodothyronine), T3 uptake, free T4, TSH (thyroid stimulating hormone), HGH (human growth hormone), somatostatin, cortisol, insulin antibody, thyroglobulin, HCG, Estrogen, Estriol, Estradiol, FSH (follicle stimulating hormone), LH (leutinizing hormone), Prolactin, HPL (human placental lactogen), Testosterone, Progesterone.

THE FIELD OF HEMOSTASIS
The Field of Hemostasis means the measurement of clotting factors, antigens and antibodies related to clot formation, antigens and antibodies related to thrombolysis and other markers directly involved in measuring status of hemostasis.

Examples of analytes in this Field are: soluble fibrins, D-dimer, fibrin degradation products, beta-thromboglobulin, factor IIA, factor XIIA, other coagulation factors, protein C.

THE FIELD OF HEREDITARY DISEASE TESTING
The Field of hereditary Disease Testing means the detection of nucleic acids and other markers associated with specific hereditary diseases.

Examples of analytes in this Field are:  Cystic Fibrosis, Tay Sachs.

THE FIELD OF HLA TESTING
The Field of HLA Testing means the detection of HLA (human leucocyte antigen) cellular antigens, serum based antibodies to HLA antigens, soluble HLA antigens, nucleic acids related to such antigens.

THE FIELD OF IDENTITY TESTING
The Field of Identity Testing means the detection of nucleic acid sequences (EXCLUDING HLA) for identity/paternity testing.

THE FIELD OF IMMUNOGLOBULIN AND SERUM PROTEIN TESTING
The Field of Immunoglobulin and Serum Protein Testing means the detection and measurement of various immunoglobulin, their classes and sub-classes and serum proteins, excluding proteins associated with other Fields as defined herein.

Examples of analytes in this Field are: IgG, IgM, IgA and their sub-classes, complement, alpha 1 antitrypsin, C-Reactive protein, ceruloplasmin, haptoglobin, transferrin.

THE FIELD OF MYCOLOGY/PARASITOLOGY IMMUNOASSAYS
The Field of Mycology/Parasitology Immunoassays means the detection of fungi and parasites, toxins related thereto and antibodies thereof.

Examples of analytes in this Field are: aspergillus, candida, markers or antibodies associated with schistosomiasis, giardia lamblia, leishmaniasis, Lyme Disease, Chagas, toxoplasmosis.

THE FIELD OF MYCOLOGY/PARASITOLOGY NUCLEIC ACID ASSAYS
The Field of Mycology/Parasitology Nucleic Acid Assays means the detection of fungi and parasites by measurement of specific nucleic acids.

Examples of analytes in this Field are: aspergillus, candida, nucleic acids associated with schistosomiasis, giardia lamblia, leishmaniasis, Lyme Disease, Chagas, toxoplasmosis.

THE FIELD OF NUTRITIONAL STATUS TESTING
The Field of Nutritional Status Testing means the measurement of analytes associated with and indicative of an individual's nutritional status.

Examples of analytes in this Field are: Vitamin, trace metals, coenzymes.

THE FIELD OF OSTEOPOROSIS TESTING
The Field of Osteoporosis Testing means the detection of markers which solely or partially help determine the existence of an osteoporotic condition and/or stage of the disease including the specific treatment thereof.

Examples of analytes in this Field are: osteocalcin, C-telopeptide, N-telopeptide, alkaline phosphatase, acid phosphatase.

THE FIELD OF THERAPEUTIC DRUG MONITORING
The Field of Therapeutic Drug Monitoring means the measurement of drug levels in patients in order to monitor their levels to achieve optimal therapy.

Examples of analytes in this Field are: antibiotic aminoglycosides such as amikacin and, vancomycin, drugs to treat respiratory diseases such as, drugs to treat neurological diseases such as Dilantin and Phenobarbital for epilepsy, cyclosporin, drugs to treat cancer such as methotrexate, Taxol, cardiac drugs such as Digoxin, etc.

THE FIELD OF VIROLOGY IMMUNOASSAYS
The Field of Virology Immunoassays means the detection of viruses, toxins related thereto and antibodies thereof.

Examples of analytes in this Field are: HbsAg, Hepatitis C, HIV, rotavirus, respiratory syncytial virus, influenza, herpes, chlamydia, HIV, Herpes, chlamydia, HIV,

THE FIELD OF VIROLOGY NUCLEIC ACID ASSAYS
The Field of Virology Nucleic Acid Assays means the detection of viruses by measurement of specific nucleic acids.

Examples of analytes in this Field are: HbsAg, Hepatitis C, HIV, rotavirus, respiratory syncytial virus, influenza, herpes, chlamydia, HIV, herpes, chlamydia, HIV.

RESEARCH PRODUCTS FIELD

THE FIELD OF RESEARCH IMMUNOASSAYS, NUCLEIC ACID TESTING AND ASSAYS OF ENZYMES Research Immunoassays means the detection and/or quantitation of a substance and or organism/toxin using an antibody whether in a direct or competitive assay or an antigen to detect an antibody. Nucleic Acid Testing means the detection and/or quantitation of a nucleic acid using a probe or gene sequence whether for detection of mRNA expression, gene sequencing, gene synthesis, display (differential or not) or other purpose. Assays of Enzymes means the detection of enzymes as opposed to the use of enzymes as part of another analytical method, e.g., ELISA.